                         FORM 4 JOINT FILER INFORMATION

NAME: FOX TELEVISION STATIONS, INC.

ADDRESS: 1211 Avenue of the Americas
         21st Floor
         New York, NY 10036

DESIGNATED FILER: NEWS CORP

ISSUER AND TICKER SYMBOL: GEMSTAR-TV GUIDE INTERNATIONAL, INC. (GMST)

DATE OF EVENT
REQUIRING REGISTRATION: 5/02/08

SIGNATURE: By: /s/ Lawrence A. Jacobs, as Senior Executive Vice President
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